                                                                      EXHIBIT 21

PARENT AND SUBSIDIARIES

     UST is an independent corporation without parent. It had the following significant subsidiaries as of December 31, 1995:

                                                                                      PERCENTAGE
                                                                                          OF
                                                                                     OWNERSHIP BY
                                                                                      UST OR ITS
                                                                JURISDICTION OF      WHOLLY OWNED
                 NAME OF SUBSIDIARY OR AFFILIATE                 INCORPORATION       SUBSIDIARIES
    ----------------------------------------------------------  ----------------     -------------
    International Wine & Spirits Ltd..........................   Delaware                 100%
      Stimson Lane Ltd........................................   Washington               100%
    United States Tobacco Company.............................   Delaware                 100%
      United States Tobacco Manufacturing Company Inc.........   Delaware                 100%
      United States Tobacco Sales and Marketing Company Inc...   Delaware                 100%
    UST Enterprises Inc.......................................   Delaware                 100%
    UST International Inc.....................................   Delaware                 100%

---------------
    Certain subsidiaries have been omitted since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.